Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Thomas Zindrick, J.D., President and Chief Executive Officer of Genelux Corporation (the “Company”), and Lourie Zak, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2024

/s/ Thomas Zindrick, J.D.	/s/ Lourie Zak
Thomas Zindrick, J.D.	Lourie Zak
President, Chief Executive Officer and Chairman	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Genelux Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.